Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-249172 and 333-276337 on Form S-3 and Registration Statement Nos. 333-190614, 333-196840, 333-205642, 333-213065, 333-219874, 333-226821, 333-233209, 333-233211, 333-239367, and 333-273155 on Form S-8 of our report dated March 19, 2024, relating to the financial statements of Precigen, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
Baltimore, Maryland
March 19, 2024